EXHIBIT 23.1

CONSENT OF LAURENCE ROTHBLATT & COMPANY

Consent of Independent Auditors

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Biometrics 2000 Corporation Share Option Plan of our report dated March 15, 2004, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Laurence Rothblatt & Company

Great Neck, New York
July 9, 2004